Exhibit 99.1
RingCentral Announces Second Quarter 2019 Results
Total Revenue up 34%, surpasses $850 million annual run-rate
New record of 30 seven-digit TCV deals
Belmont, Calif. – July 29, 2019 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, collaboration, and contact center solutions, today announced financial results for the second quarter ended June 30, 2019.
Second Quarter Financial Highlights

•	Total revenue increased 34% year over year to $215 million.

•	Software subscriptions revenue increased 33% year over year to $195 million.

•	Annualized Exit Monthly Recurring Subscriptions (ARR) increased 32% year over year to $831 million.

•	RingCentral Office® ARR increased 37% year over year to $749 million.

•	Mid-market and Enterprise ARR increased 66% year over year to $386 million.

•	Enterprise ARR increased 88% year over year to $230 million.

•	Channel ARR increased 69% year over year to $235 million.
“We had another strong quarter. Enterprise continues to drive our growth, benefiting from strong contributions from channel. We also reached a new milestone of 30 seven-digit TCV deals,” said Vlad Shmunis, RingCentral's founder, chairman, and CEO. “These achievements are a testament to the strength of our market-leading cloud communications solution that uniquely integrates voice, video, team messaging, and contact center with an open platform and unmatched global footprint. This enables enterprises worldwide to drive productivity enhancements and improve overall customer and employee engagement.”
Financial Results for the Second Quarter 2019

•	Revenue: Total revenue was $215 million for the second quarter of 2019, up from $161 million in the second quarter of 2018, representing 34% growth.

•
Operating Profit (Loss): GAAP operating loss was $7.2 million, compared to a GAAP operating loss of $4.7 million in the same period last year, primarily driven by higher share-based compensation and amortization of intangibles. Non-GAAP operating profit was $20.4 million, compared to a non-GAAP operating profit of $14.2 million in the same period last year.

•
Net Income (Loss) Per Share: GAAP net loss per share was ($0.11), compared to ($0.10) in the same period last year, primarily driven by higher share-based compensation and amortization of intangibles. Non-GAAP net income per diluted share was $0.21, compared to $0.19 per diluted share in the same period last year. The second quarter of 2019 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.

•	Balance Sheet: Total cash and cash equivalents at the end of the second quarter of 2019 was $568 million. This compares with $549 million at the end of the first quarter of 2019.
Additional Highlights

•
Ranked first in IHS Markit 2019 Unified Communications as a Service North American Scorecard for the third consecutive year. The IHS Markit annual report evaluates the top 10 North American UCaaS providers, based on market share, financial stability, market momentum, service development, and support options.

•
Ranked highest for growth and innovation in the new 2019 Frost & Sullivan UCaaS Radar Report. Frost & Sullivan's first North American hosted IP telephony and UCaaS Radar report delivers analysis of 30 providers across growth strategy, execution, and performance, as well as their ability to develop solutions that are globally applicable and aligned with mega trends and customers' evolving needs.

Financial Outlook
Full Year 2019 Guidance:

•	Raising total revenue range to $874 to $877 million, representing annual growth of 30%. This is up from our prior range of $862 to $866 million and annual growth of 28% to 29%.

•	Raising software subscriptions revenue range to $795 to $797 million, representing annual growth of 30%. This is up from our prior range of $786 to $790 million and annual growth of 28% to 29%.

•	GAAP operating margin between (4.3%) and (3.9%).

•	Non-GAAP operating margin between 9.1% and 9.2%.

•	Non-GAAP tax rate for 2019 assumed to be 22.5%, compared to 0% non-GAAP tax rate for 2018. No material cash taxes expected given net operating loss carryforwards.

•	Raising non-GAAP EPS range to $0.77 to $0.79 based on 88.5 million fully diluted shares. This is up from our prior range of $0.71 to $0.75.

•
Share-based compensation range of $103 to $105 million, amortization of debt discount of $20 million, amortization of acquired intangibles of $9 million, and acquisition related matters of approximately $3 million.

Third Quarter 2019 Guidance:

•	Total revenue range of $220 to $222 million, representing annual growth of 27% to 28%.

•	Software subscriptions revenue range of $200 to $202 million, representing annual growth of 27% to 28%.

•	GAAP operating margin range of (5.1%) to (4.3%).

•	Non-GAAP operating margin range of 9.2% to 9.4%.

•	Non-GAAP tax rate assumed to be 22.5%, compared to 0% non-GAAP tax rate in 2018. No material cash taxes expected given net operating loss carryforwards.

•	Non-GAAP EPS range of $0.18 to $0.20 based on 88 million fully diluted shares.

•	Share-based compensation range of $28 to $29 million, amortization of debt discount of $5 million, and amortization of acquired intangibles of $2.4 million.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to GAAP EPS because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss) and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:

•	What: RingCentral financial results for the second quarter of 2019 and outlook for the third quarter and full year of 2019.

•	When: Monday, July 29, 2019 at 2:00PM PT (5:00PM ET).

•
Dial-in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•
Replay: Following the completion of the call through 11:59 PM ET on August 5, 2019, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13692491.

Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of global enterprise cloud communications, collaboration, and contact center solutions. More flexible and cost-effective than legacy on-premises systems, the RingCentral platform empowers employees to work better together, from any location, on any device, and via any mode to serve customers, improving business efficiency and customer satisfaction. That is the promise of Work as One™. The company provides unified voice, video meetings, team messaging, digital customer engagement, and integrated contact center solutions for enterprises globally. RingCentral’s open platform integrates with leading business apps and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.
©2019 RingCentral, Inc. All rights reserved. RingCentral, Work as One and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the contributions of enterprise and the channel in driving our growth, our ability to enable enterprises to drive productivity enhancements and improve customer and employee engagement, and our market opportunity. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP operating income (loss), Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share. Non-GAAP software subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP operating income (loss) is defined as operating income (loss) excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters including transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations. Non-GAAP operating margin is defined as Non-GAAP operating income (loss) divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.

Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
We have included Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, and enterprise annualized exit monthly recurring subscriptions, channel partner annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office and RingCentral Contact Center solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.
Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Kosturos, RingCentral
(650) 562-6545
Mariana.Kosturos@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$567,668	$566,329
Accounts receivable, net	105,585	94,375
Deferred sales commission costs	28,726	23,038
Prepaid expenses and other current assets	33,127	23,772
Total current assets	735,106	707,514
Property and equipment, net	78,549	70,205
Operating lease right-of-use-assets	34,341	—
Deferred sales commission costs, non-current	69,883	55,735
Goodwill	55,613	31,238
Acquired intangibles, net	28,514	19,480
Other assets	10,194	10,154
Total assets	$1,012,200	$894,326
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$21,161	$10,145
Accrued liabilities	121,075	100,687
Deferred revenue	103,362	88,527
Total current liabilities	245,598	199,359
Convertible senior notes, net	376,583	366,552
Operating lease liabilities	24,911	—
Other long-term liabilities	9,541	10,806
Total liabilities	656,633	576,717

Stockholders' equity
Common stock	8	8
Additional paid-in capital	604,770	551,078
Accumulated other comprehensive income	2,093	2,226
Accumulated deficit	(251,304)	(235,703)
Total stockholders' equity	$355,567	$317,609
Total liabilities and stockholders' equity	$1,012,200	$894,326
The Company adopted the new accounting standard related to leases (Topic 842) effective January 1, 2019.

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Software subscriptions	$194,792	$145,959	$377,500	$282,919
Other	20,360	14,873	39,141	28,256
Total revenues	215,152	160,832	416,641	311,175
Cost of revenues
Software subscriptions	38,079	26,716	73,413	51,242
Other	15,551	11,350	31,052	22,498
Total cost of revenues	53,630	38,066	104,465	73,740
Gross profit	161,522	122,766	312,176	237,435
Operating expenses
Research and development	32,632	24,814	62,419	47,465
Sales and marketing	103,590	79,023	203,141	150,943
General and administrative	32,480	23,583	61,259	45,032
Total operating expenses	168,702	127,420	326,819	243,440
Loss from operations	(7,180)	(4,654)	(14,643)	(6,005)
Other income (expense), net
Interest expense	(5,088)	(4,836)	(10,120)	(6,247)
Other income, net	3,141	1,338	6,192	1,411
Other income (expense), net	(1,947)	(3,498)	(3,928)	(4,836)
Loss before income taxes	(9,127)	(8,152)	(18,571)	(10,841)
Provision for (benefit from) income taxes	116	139	(2,970)	166
Net loss	$(9,243)	$(8,291)	$(15,601)	$(11,007)
Net loss per common share:
Basic and diluted	$(0.11)	$(0.10)	$(0.19)	$(0.14)
Weighted-average number of shares used in computing net loss per share:
Basic and diluted	82,339	79,089	81,872	78,717

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(15,601)	$(11,007)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,486	11,476
Share-based compensation	44,314	30,864
Amortization of deferred sales commission costs	13,196	8,673
Amortization of debt discount and issuance costs	10,031	6,154
Foreign currency remeasurement (gain) loss	(323)	778
Provision for bad debt	995	1,137
Deferred income taxes	(347)	11
Tax benefit from release of valuation allowance	(3,210)	—
Other	1,232	210
Changes in assets and liabilities:
Accounts receivable	(10,804)	(21,462)
Deferred sales commission costs	(33,032)	(21,603)
Prepaid expenses and other current assets	(9,253)	(2,795)
Other assets	181	(626)
Accounts payable	11,146	(499)
Accrued liabilities	4,730	17,736
Deferred revenue	14,835	10,323
Other liabilities	(328)	(495)
Net cash provided by operating activities	44,248	28,875
Cash flows from investing activities
Purchases of property and equipment	(14,994)	(11,856)
Capitalized internal-use software	(7,602)	(5,367)
Cash paid for business combination, net of cash acquired	(27,870)	—
Cash paid for acquisition of intangible assets	—	(18,470)
Net cash used in investing activities	(50,466)	(35,693)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	449,457
Payments for capped call transactions and costs	—	(49,910)
Repurchase of common stock	—	(15,000)
Proceeds from issuance of stock in connection with stock plans	13,509	11,729
Taxes paid related to net share settlement of equity awards	(5,047)	(2,986)
Repayment of financing obligations	(943)	(741)
Net cash provided by financing activities	7,519	392,549
Effect of exchange rate changes	38	357
Net increase in cash, cash equivalents and restricted cash	1,339	386,088
Cash, cash equivalents and restricted cash
Beginning of period	566,329	181,192
End of period	$567,668	$567,280

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Software subscriptions	$194,792	$145,959	$377,500	$282,919
Other	20,360	14,873	39,141	28,256
Total revenues	215,152	160,832	416,641	311,175
Cost of revenues reconciliation
GAAP Software subscriptions cost of revenues	38,079	26,716	73,413	51,242
Share-based compensation	(1,691)	(1,136)	(3,037)	(2,012)
Amortization of acquisition intangibles	(1,340)	(150)	(2,350)	(301)
Acquisition related matters	(14)	—	(64)	—
Non-GAAP Software subscriptions cost of revenues	35,034	25,430	67,962	48,929

GAAP Other cost of revenues	15,551	11,350	31,052	22,498
Share-based compensation	(429)	(165)	(724)	(299)
Non-GAAP Other cost of revenues	15,122	11,185	30,328	22,199
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.0%	82.6%	82.0%	82.7%
Non-GAAP Other	25.7%	24.8%	22.5%	21.4%
Non-GAAP Gross profit	76.7%	77.2%	76.4%	77.1%
Operating expenses reconciliation
GAAP Research and development	32,632	24,814	62,419	47,465
Share-based compensation	(5,508)	(3,906)	(9,770)	(7,000)
Acquisition related matters	(5)	—	(352)	—
Non-GAAP Research and development	27,119	20,908	52,297	40,465
As a % of total revenues non-GAAP	12.6%	13.0%	12.6%	13.0%

GAAP Sales and marketing	103,590	79,023	203,141	150,943
Share-based compensation	(9,799)	(7,189)	(17,407)	(12,230)
Amortization of acquisition intangibles	(938)	(1,099)	(1,860)	(2,015)
Acquisition related matters	32	—	(1,610)	—
Non-GAAP Sales and marketing	92,885	70,735	182,264	136,698
As a % of total revenues non-GAAP	43.2%	44.0%	43.7%	43.9%

GAAP General and administrative	32,480	23,583	61,259	45,032
Share-based compensation	(7,489)	(5,201)	(13,376)	(9,323)
Acquisition related matters	(402)	—	(825)	—
Non-GAAP General and administrative	24,589	18,382	47,058	35,709
As a % of total revenues non-GAAP	11.4%	11.4%	11.3%	11.5%
Income (loss) from operations reconciliation
GAAP loss from operations	(7,180)	(4,654)	(14,643)	(6,005)
Share-based compensation	24,916	17,597	44,314	30,864
Amortization of acquisition intangibles	2,278	1,249	4,210	2,316
Acquisition related matters	389	—	2,851	—
Non-GAAP Income from operations	20,403	14,192	36,732	27,175
Non-GAAP Operating margin	9.5%	8.8%	8.8%	8.7%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net (loss) income reconciliation
GAAP net loss	$(9,243)	$(8,291)	$(15,601)	$(11,007)
Share-based compensation	24,916	17,597	44,314	30,864
Amortization of acquisition intangibles	2,278	1,249	4,210	2,316
Acquisition related matters	389	—	2,851	—
Amortization of debt discount and issuance costs	5,049	4,784	10,031	6,154
Intercompany remeasurement loss (gain)	(202)	749	(76)	1,023
Tax benefit from release of valuation allowance	35	—	(3,210)	—
Income tax expense effects	(5,162)	—	(9,380)	—
Non-GAAP net income	$18,060	$16,088	$33,139	$29,350
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net (loss) income per common share:
Weighted average number of shares used in computing basic net (loss) income per share	82,339	79,089	81,872	78,717
Effect of dilutive securities	5,137	6,579	5,331	6,604
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	87,476	85,668	87,203	85,321

Diluted net (loss) income per share
GAAP net loss per share	$(0.11)	$(0.10)	$(0.19)	$(0.14)
Non-GAAP net income per share	$0.21	$0.19	$0.38	$0.34

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q3 2019		FY 2019
	Low Range	High Range	Low Range	High Range
GAAP revenues	220.0	222.0	874.0	877.0

GAAP loss from operations	(11.2)	(9.5)	(37.4)	(34.2)
GAAP operating margin	(5.1%)	(4.3%)	(4.3%)	(3.9%)
Share-based compensation	29.0	28.0	105.0	103.0
Amortization of acquisition intangibles	2.4	2.4	9.0	9.0
Acquisition related matters	—	—	2.9	2.9
Non-GAAP income from operations	20.2	20.9	79.5	80.7
Non-GAAP operating margin	9.2%	9.4%	9.1%	9.2%